EXHIBIT 3.1
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                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        ARMSTRONG WORLD INDUSTRIES, INC.

                               (THE "CORPORATION")

         FIRST: Name. The name of the Corporation is Armstrong World Industries, Inc.


         SECOND: Registered Office. The location and post office address of its registered office in this Commonwealth is 2500 Columbia Avenue, Lancaster, Lancaster County, Pennsylvania.

         THIRD: Purposes. The purpose or purposes for which the Corporation is incorporated under the Business Corporation Law of 1998 of the Commonwealth of Pennsylvania (the "PBCL") are to engage in, and do any lawful act concerning, any or all lawful business for which corporations may be incorporated under the PBCL, including, but not limited to, manufacturing, purchasing and selling a variety of interior furnishings, interior finish materials and related services for residential, commercial and institutional interiors, including resilient floors and carpeting, ceiling materials and ceiling systems, furniture and related accessory items; as well as insulation materials and industrial specialties; engaging in research and development, furnishing services, and acquiring, owning, using, and disposing of real property of any nature whatsoever.

         FOURTH: Duration. The term of its existence is perpetual.

         FIFTH: Authorized Shares.

         (A) The authorized shares of the Corporation shall be of two classes:
15,000,000 Preferred Shares without par value, which may be issued in series as hereinafter provided, and 200,000,000 Common Shares, par value $0.01 per share.

         (B) A description of each class of shares and a statement of the designations, voting rights, preferences, limitations and special rights granted to or imposed upon the shares of each class and of the authority vested in the Board of Directors of the Corporation to establish series of Preferred Shares and to set, and determine variations in, the designations, voting rights, preferences, limitations and special rights of the series of Preferred Shares are as follows:

         (i) The holders of Common Shares shall be entitled to receive dividends, when and as declared by the Board of Directors, out of assets legally available therefor.

         (ii)     The holders of Common Shares shall have one vote per share.

         (iii) The Corporation may issue shares, option rights or securities having conversion or option rights, without first offering them to holders of Preferred Shares or Common Shares.




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         (iv)     The Board of Directors may in its discretion, at any time or from time to time, issue or cause to be issued all or any part of the authorized and unissued Common Shares for consideration of such character and value as the Board shall from time to time set or determine.

         (v)      (a)      Subject to paragraph (vii) of Article Sixth (H), the
                  Board of Directors is hereby expressly authorized, at any time or from time to time, by resolution or resolutions adopted by the Board to divide any or all of the Preferred Shares into one or more series, and, before issuance of any of the shares thereof, to set and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to set and determine the voting rights, preferences, limitations and special rights of the series of Preferred Shares, or of all series of Preferred Shares, all by amendment of these Articles without approval of the shareholders and otherwise in the manner, and to the fullest extent now or hereafter permitted, by the PBCL, including, but not limited to, providing in respect of a series of Preferred Shares, and providing for variations between different series of Preferred Shares, in the following respects:

                  (1) the distinctive designation of such series and the number of shares that shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors;

                  (2) the annual or other dividend rate for such series, and the date or dates from which dividends shall commence to accrue and whether or not dividends shall accumulate;

                  (3) the price or prices at which, and the terms and conditions on which, the shares of such series may be made redeemable;

                  (4) the redemption or purchase, and sinking fund provisions, if any, for the redemption or purchase, of shares of such series;

                  (5) the preferential amount or amounts payable upon shares of such series in the event of liquidation, dissolution, or winding up of the Corporation;

                  (6) the voting powers and rights, if any, of shares of such series;

                  (7) the terms and conditions, if any, upon which shares of such series may be converted or exchanged and the class or classes or series of shares of the Corporation or other securities into which such shares may be converted or exchanged;

                  (8) the relative seniority, priority or junior rank of such series as to dividends or assets with respect to any other classes or series of stock then or thereafter to be issued; and

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                  (9)      such other terms, qualifications, privileges,
                           limitations, options, restrictions, and special or relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolution or resolutions, lawfully set or determine under the laws of the Commonwealth of Pennsylvania.

                  (b) Unless otherwise provided by law, the articles of incorporation or bylaws of the Corporation or in a resolution or resolutions establishing any particular series of Preferred Shares adopted pursuant to this Article Fifth, the aggregate number of authorized Preferred Shares Stock may be increased by an amendment of the articles of incorporation of the Corporation approved solely by the affirmative vote of the holders of a majority of the outstanding Common Shares.

                  (c) All shares within each series of Preferred Shares shall be alike in every particular, except with respect to the dates from which dividends shall commence to accrue or with respect to other rights, powers or privileges which may vary among the holders of such shares based on the number of shares held or the duration of their shareholdings.

                  (d) The Board of Directors may in its discretion, at any time or from time to time, issue or cause to be issued all or any part of the authorized and unissued Preferred Shares for consideration of such character and value as the Board of Directors shall from time to time set or determine.

         (vi) Notwithstanding the foregoing provisions of this Article Fifth, the Board of Directors shall not issue or cause to be issued nonvoting shares of the Corporation or warrants, rights or options to acquire nonvoting shares of the Corporation (to the extent that issuance of nonvoting equity securities is prohibited by a debtor corporation by section 1123(a)(6) of title 11 of the United States Code).

         (C) Any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on share certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

         SIXTH:  Management of the Corporation's Business and Affairs.

         (A) Commencing with the effective date of these Amended and Restated Articles of Incorporation (October 2, 2006, the "Effective Date"), the Board of Directors shall be composed of nine members and, thereafter, subject to paragraph (vii) of Article Sixth (H) hereof, the Board of Directors shall have such number of members as shall be determined by or pursuant to the bylaws of the Corporation, provided (i) that, until the annual meeting of shareholders


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first held in 2009, (the "Third Year Annual Meeting"), the number of members shall not be less than nine and (ii) no reduction in the number of members shall end the term of office of any director earlier than such term of office would otherwise end. Commencing with the Effective Date, the initial term of office of all directors shall extend from the Effective Date until the annual meeting of shareholders first held in 2008 (the "Second Year Annual Meeting"), and until the election at such annual meeting and the qualification of the director's successor, or until his or her earlier disqualification, resignation, removal, death or incapacity. The term of office of any director elected by the shareholders or the Board of Directors, as permitted by law, to fill any vacancy on the Board of Directors occurring before the Second Year Annual Meeting shall extend until the Second Year Annual Meeting and until the election at such annual meeting and qualification of the director's successor, or until his or her earlier disqualification, resignation, removal, death or incapacity. After the Second Year Annual Meeting, commencing in the case of each director upon his or her election at such annual meeting and qualification, the term of office of all directors shall extend until the next annual meeting of shareholders and the election at such annual meeting and qualification of the director's successor, or until his or her earlier disqualification, resignation, removal, death or incapacity, and the term of office of any director elected by the shareholders or the Board of Directors, as permitted by law, to fill any vacancy on the Board of Directors occurring after the Second Year Annual Meeting shall extend until the next annual meeting of shareholders and until the election at such annual meeting and qualification of the director's successor, or until his or her earlier disqualification, resignation, removal, death or incapacity.

         (B) In addition to the right of the Board of Directors under law to remove a director for cause, and subject to the voting rights of the holders of any series of Preferred Stock, directors whose term of office is scheduled to expire at the (2009) Third Year Annual Meeting may be removed from office before the expiration of their terms of office only (i) for Cause (as defined below) with the affirmative vote of the holders of a majority of the Common Shares present (in person or by proxy) at a meeting of shareholders at which a quorum is present or by the written consent in lieu of a meeting, as permitted by law, of the holders of a majority of the Common Shares or (ii) without Cause with the affirmative vote or written consent, as permitted by law, of the holders of 75% of the Common Shares. In addition to the right of the Board of Directors under law to remove a director for cause, and subject to the voting rights of the holders of any series of Preferred Shares, commencing with the Third Year Annual Meeting, directors may be removed from office before the expiration of their terms of office at any time, with or without cause, by the affirmative vote of the holders of a majority of the Common Shares present (in person or by proxy) at a meeting of shareholders at which a quorum is present or, as permitted by law, by the written consent in lieu of a meeting of the holders of a majority of the Common Shares. For the avoidance of doubt, from said date forward, directors may be removed from office without assigning any cause regarding such removal. For purposes of this Article Sixth (B), "Cause" for the removal of a director shall mean conviction of a felony, any act of dishonesty in respect of the Corporation or a breach of fiduciary duty to the Corporation. With respect to the nomination of directors for election at the (2008) Second Year Annual Meeting, the provisions of Section 4B of the bylaws as in effect on the Effective Date shall apply.

         (C) With respect to the election of directors, each shareholder shall be entitled to cast for any candidate for election as a director only one vote per share and shareholders shall not be entitled to cumulate their votes and


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cast them in favor of one candidate or distribute them among any two or more candidates.

         (D) A director of the Corporation shall not be personally liable, as such, for monetary damage for any action taken by him or her unless he or she has breached or failed to perform the duties of his or her office under subchapter B of chapter 17 of the PBCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, except as otherwise specifically provided by the PBCL. No amendment or repeal of this Article Sixth (D) shall apply to or have any effect on the liability or alleged liability of any person who is or was a director of the Corporation for or with respect to any act or omission occurring prior to the effective date of such amendment or repeal. If Pennsylvania law is amended to permit a Pennsylvania corporation to provide greater protection to persons who serve or have served as directors of the corporation from personal liability with respect to their service to the corporation as directors than provided by the terms of this Article Sixth (D), then such protection shall also apply to the person who serve or have served as directors of the Corporation and this Article Sixth (D) shall be construed to provide such greater protection. To the fullest extent permitted by law (including, without limitation, as permitted by section 1746 of the PBCL) from time to time in effect, the Corporation shall indemnify persons who, after the Effective Date, serve as its directors and officers and shall advance to them expenses incurred in defending or responding to claims, actions, investigations, inquiries and other proceedings and may, by provisions in its bylaws, by contract and by any other means permitted by law, establish reasonable procedures for the making of such indemnification and advancement of expenses and may further obligate itself to provide indemnification or to advance expenses to such persons and may set apart funds to provide for the payment thereof. To the fullest extent permitted by law (including, without limitation, as permitted by section 1746 of the PBCL) from time to time in effect, the Corporation may indemnify persons who before the Effective Date served as directors or officers of the Corporation and persons who, before or after the Effective Date, serve as its employees and agents and may advance to them expenses incurred in defending or responding to claims, actions, investigations, inquiries and other proceedings and may, by provisions in its bylaws, by contract and by any other means permitted by law, obligate itself to provide indemnification or to advance expenses to such persons and may set apart funds to provide for the payment thereof. Notwithstanding the foregoing provisions of this Article Sixth (D), if Pennsylvania law shall be amended so as to limit or reduce the indemnification which a Pennsylvania corporation may provide to its directors or officers from that in effect on the Effective Date, then, to the fullest extent permitted by law, such limitation or reduction shall not apply to or have any effect on the right to indemnity or advancement of expenses provided by this Article Sixth (D) to a person who served as a director or officer of the Corporation with respect to any act or omission occurring prior to the effective date of such amendment.

         (E) Commencing on the Effective Date, none of the provisions of Subchapters 25D, 25E, 25F, 25G and 25H of the PBCL (as in effect on such date) shall apply to the Corporation, except as may be required by law.

         (F) Special meetings of shareholders may be called by the Board of Directors, by shareholders entitled to cast at least 20% of the votes that all shareholders generally are entitled to cast in the election of directors, by such holders of Preferred Shares as may be permitted to call a meeting of shareholders by provision of an amendment to the articles of incorporation of


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the Corporation adopted by the Board of Directors as provided by Article Fifth
(B) hereof and by such officers of the Corporation or other persons as may be provided in the bylaws of the Corporation.

         (G) To the fullest extent and in the manner permitted by law, any action required or permitted to be taken at a meeting of shareholders or a class or series of shareholders may be taken without a meeting of the shareholders or of such class or series of shareholders upon the consent in writing signed by such shareholders who would have been entitled to vote the minimum number of votes that would be necessary to authorize the action at a meeting at which all the shareholders entitled to vote thereon were present and voting.

         (H) Commencing on the Effective Date and continuing until the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (the "Settlement Trust") first ceases to be the Beneficial Owner (as hereinafter defined) of at least 20% of the outstanding Common Shares of the Corporation, the following additional provisions shall apply to the management of the business and affairs of the Corporation:

         (i) Until the (2009) Third Year Annual Meeting, in addition to any requirements or limitations relating to the establishment or functions of a committee of the Board of Directors provided by law and to any requirements relating thereto established by the bylaws, the selection of the members of any committee of the Board of Directors shall require approval by the affirmative vote of at least all but one of the members of the Board of Directors (assuming no vacancies).

         (ii) The Board of Directors shall present to the shareholders nominations of candidates for election to the Board of Directors (or recommend the election of such candidates as nominated by others) such that, and shall take such other corporate actions as may be reasonably required to provide that, to the best knowledge of the Board of Directors, if such candidates are elected by the shareholders, at least a majority of the members of the Board of Directors shall be Independent Directors (as hereinafter defined). The Board of Directors shall only elect any person to fill a vacancy on the Board of Directors if, to the best knowledge of the Board of Directors, after such person's election at least a majority of the members of the Board of Directors shall be Independent Directors. The foregoing provisions of this paragraph shall not cause a director who, upon commencing his or her service as a member of the Board of Directors was determined by the Board of Directors to be an Independent Director but did not in fact qualify as such, or who by reason of any change in circumstances ceases to qualify as an Independent Director, from serving the remainder of the term as a director for which he or she was selected. Notwithstanding the foregoing provisions of this paragraph, no action of the Board of Directors shall be invalid by reason of the failure at any time of a majority of the members of the Board of Directors to be Independent Directors. For purposes hereof, "Independent Director" shall mean a director who (i) qualifies as an "independent director" within the meaning of the corporate governance listing standards from time to time adopted by the New York Stock Exchange or the Nasdaq Stock Market, whichever the Common Shares are listed for trading on at the time (or, if at any time the Common Shares are not listed on either such market, as would be applicable if the Common Shares were then listed on the New York Stock Exchange) with respect to the composition of the board of directors of a listed company (without regard to any independence criteria applicable under such standards only to the members of a committee of the board


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of directors) and (ii) also satisfies the minimum requirements of director independence of Rule 10A-3(b)(1) under the Securities Exchange Act, as amended, as from time to time in effect (the "Exchange Act")), whether or not such director is a member of the audit committee.

         (iii) The Settlement Trust will not Transfer (as hereinafter defined), in one transaction or a series of related transactions, any Common Shares representing more than five percent of the outstanding Common Shares (or Voting Shares (as hereinafter defined) entitling the holders thereof to cast more than five percent of all the votes which the holders of all Voting Shares are entitled to cast in the election of directors of the Corporation) to any Person (a "Proposed Purchaser") who, after giving effect to the transaction or series of related transactions, would Beneficially Own Voting Shares entitling the holders thereof to cast more than 35% of the votes which the holders of all Voting Shares are entitled to cast in the election of directors of the Corporation or more of such votes than the Settlement Trust is entitled to cast, and the Corporation will not register or give effect to any such Transfer, unless (A) such Transfer is (1) pursuant to a bona fide public distribution made either under an effective registration statement under the Securities Act of 1933, as amended (and from time to time in effect), (2) in a transaction satisfying the requirements of Regulation S (and from time to time in effect) under such Act, (3) in a transaction satisfying the requirements of Rule 144 (as from time to time in effect) under such Act, other than by reason of satisfying the provisions of Rule 144(k) thereof, or (4) is effected through "brokers' transactions" within the meaning of Section 4(4) of such Act or a transaction with a "market maker" as defined in Section 3(c)(38) of the Exchange Act, or (B) all other Common Shareholders are afforded the opportunity to participate in the transaction or series of transactions on the same terms (including, without limitation, the same type and amount of consideration per share) as the Settlement Trust, which requirement shall be deemed satisfied if the other Common Shareholders are provided an opportunity to sell the Voting Shares they own in accordance with the following provisions of this paragraph, or (C) in the case of a disposition of shares of Voting Shares by the Settlement Trust pursuant to a merger, consolidation, recapitalization or similar corporate transaction involving the Corporation, the material terms of the transaction have been approved by a majority of the Disinterested Directors (as defined in paragraph (v) of this Article Sixth (H)) or such vote of the holders of the Common Shares as is required by law, the articles of incorporation or the bylaws of the Corporation or applicable listing standards; provided, however, that, if the transaction would result in the Settlement Trust receiving a type or amount of consideration per share in respect of its shares that is different from the other Common Shareholders, the transaction has been approved by the affirmative vote of the holders of a majority of the Common Shares not Beneficially Owned by the Settlement Trust (in addition to approval by any other shareholder vote required). The entry by the Settlement Trust into a prepaid variable share forward contract or other derivative contract (such as those known as TRACES or SAILS) shall not constitute a Transfer of shares for purposes of this paragraph, even if it relates to Voting Shares entitling the holders thereof to cast more than five percent of all the votes which the holders of all Voting Shares are entitled to cast in the election of directors of the Corporation, to the extent such contract is a legitimate hedging transaction and neither such contract nor the settlement thereof will result in a counterparty becoming the Beneficial Owner of Voting Shares entitling the holders thereof to cast more than 35% of the votes which the holders of all Voting Shares are entitled to cast in the election of directors of the Corporation or more of such votes than the Settlement Trust is entitled to cast). The terms and conditions of a Transfer by the Settlement Trust of Common Shares to a Proposed Purchaser will be deemed


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permitted by this paragraph if, in connection with such Transfer, the Proposed
Purchaser shall have publicly undertaken to commence a tender offer in accordance with the Exchange Act and the applicable regulations thereunder, which shall be scheduled to close not later than 60 days after the Transfer of the Settlement Trust's shares (subject to any extension where required to satisfy conditions established by such tender offer), pursuant to which the other Common Shareholders will have the right to tender for purchase for the same type and amount of consideration per share available to the Settlement Trust in the Transfer, at each other Common Shareholder's option, a number of Common Shares equal to the product of (i) the total number of Common Shares owned by the other Common Shareholders and (ii) a fraction, the numerator of which shall be the number of Common Shares that the Settlement Trust proposes so to Transfer to the Proposed Purchaser and the denominator of which shall be the total number of Common Shares then owned by the Settlement Trust. For purposes hereof, (i) "Transfer" shall mean, directly or indirectly transfer, to sell, assign, donate, contribute, place in trust (including a voting trust), or otherwise voluntarily or involuntarily dispose of, (ii) "Voting Shares" shall mean shares of the Corporation, of any class or series, entitled to vote for the election of directors of the Corporation (including Common Shares), other than Preferred Shares entitled to vote for the election of directors who are to be elected only by the holders of a particular class or series of shares, or collectively by the holders of two or more classes or series of shares, and only in the event of an arrearage in payment of dividends on such class or series of shares and who constitute less than one-third of all the directors (assuming no vacancies on the Board of Directors), and (iii) "Beneficially Owned" or "Beneficial Ownership" shall have the meaning prescribed by Regulation 13D-G under the Exchange Act, as amended and from time to time in effect.

         (iv) The Corporation shall not, without the prior written approval of the Settlement Trust, adopt or maintain a shareholder rights plan, "poison pill" or similar plan (however designated) which provides some, but not all, holders of Common Shares, in the event of the acquisition by any person or group of persons acting in concert of Voting Shares (as defined in paragraph (iii) of Article Sixth (H) hereof) constituting more than a specified level of ownership of the Corporation and with or without additional conditions or exceptions (an "Acquiring Person"), the right to acquire securities of the Corporation or of any successor company, or of any controlling person thereof, on more favorable terms than available to the Acquiring Person, or which limits the voting or other rights or the Acquiring Person, or which is otherwise designed to, or has the effect of, similarly making acquisition of additional Voting Shares by an Acquiring Person more difficult or expensive than would be the case in the absence of such shareholder rights or similar plan by providing to other shareholders any right or benefit which the Acquiring Person is not accorded.

         (v) Any transaction between the Corporation or any Subsidiary (as hereinafter defined) and the Settlement Trust or any Affiliate (as hereinafter defined) thereof (other than a dividend or other distribution made to all shareholders pro rata to their shareholdings and otherwise on terms which are the same with respect to the Settlement Trust and all other participating shareholders), shall require review by and approval of a majority of the Disinterested Directors (as hereinafter defined), whether or not such review and approval is required by law or applicable listing standards, subject to any exception from such review and approval for transactions of an immaterial nature determined under such criteria as have been approved in advance by a majority of the Disinterested Directors; provided, however, that, in the case of any


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transaction or series of related transactions involving the cancellation, retirement, disposition, conversion, exchange or reclassification of the shares of the Corporation, or any dividend, distribution or payment in respect of outstanding shares of the Corporation, pursuant to a merger, consolidation, recapitalization, reorganization or similar corporate transaction, which transaction would result in the Settlement Trust receiving any dividend, distribution, security, other property or payment that differs from that which would be received by all other holders of Common Shares, then the approval of the holders of a majority of the Common Shares not owned or controlled by the Settlement Trust shall be required (in addition to approval by any shareholder vote otherwise required, but approval of the Disinterested Directors shall not be required hereby). For the purposes hereof, (A) "Affiliate" (and "Affiliated") shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, as in effect on the Effective Date, (B) "Disinterested Directors" in respect of a transaction or potential transaction (or category of immaterial transactions) shall mean the directors of the Corporation who are not Affiliated with the Settlement Trust and who have no personal financial interest in the transaction (other than the same interest, if a shareholder of the Corporation, as the other shareholders of the Corporation) and (iii) "Subsidiary" shall mean any company controlled, directly or indirectly, by the Corporation.

         (vi) Sections 4 and 5 of Article II of the bylaws of the Corporation as in effect on the Effective Date shall not apply to the Settlement Trust and the Board of Directors shall not adopt any bylaw or take any other action that would eliminate, limit, regulate or subject to any condition or procedural requirement the submission of any matter by the Settlement Trust for consideration by the shareholders at a meeting or by written consent, including (without limitation) the nomination of candidates for election of directors; provided, however, that this provision shall not prevent the Board of Directors from taking any action regarding shareholder nominations or shareholder proposals applicable to shareholders generally (even though also applicable to the Settlement Trust on a basis no more restrictive than any other shareholder) if such action is required by the Exchange Act or a regulation issued thereunder or by listing standards of the market on which the Common Shares are listed for trading and the Corporation cannot comply with such requirement by taking any action that does not restrict the Settlement Trust or is less restrictive on the Settlement Trust.

         (vii) The Corporation shall not without the prior, written consent of the Trust (in addition to any shareholder vote required under applicable law):

                  (a) authorize any new class of shares (i.e., other than the Common Shares or Conventional Preferred Shares);

                  (b) issue any Preferred Shares, other than Conventional Preferred Shares (as hereinafter defined);

                  (c) before October 2, 2011, the fifth anniversary of the Effective Date, implement any stock option, restricted stock, stock bonus or stock purchase plan, or any similar plan or arrangement, pursuant to which any one or more of the officers, directors or employees of, or consultants to, the Corporation or any of its Subsidiaries, or any person who is the Beneficial Owner of 5% or more of the Voting Shares, may acquire shares of the Corporation, except:



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                           (1) as permitted by the Long-Term Incentive Plan of
the Corporation adopted on or about the Effective Date,

                           (2) for a dividend reinvestment plan or any plan or
arrangement whereby any dividend, distribution, offer, issuance or sale of options, warrants, subscription rights or other equity interests is offered or made to shareholders of the Corporation generally, substantially in proportion to their shareholdings, or

                           (3) where options or shares are to be issued to a
person not previously employed by the Corporation, as an inducement to such person's entering into an employment or consulting contract with the Corporation.

"Conventional Preferred Shares" shall mean Preferred Shares which satisfy all of the following requirements:

                  (a) the Preferred Shares are not convertible into, exchangeable for or exercisable to acquire Common Shares or any other class or series of shares of the Corporation, except that Preferred Shares shall be Conventional Preferred Shares if, but only if, they may be convertible into, exchangeable for or exercisable (1) only at a fixed conversion, exchange or exercise ratio or price (except that such conversion, exchange or exercise ratio or price may be subject to anti-dilution adjustments that are conventional for publicly-offered, investment-grade convertible preferred shares), (2) only at a conversion, exchange or exercise price (or ratio equivalent to a price) that, in the good faith judgment of the Board of Directors based on the advice of a nationally recognized investment banking firm, represents a premium to the market price of the Common Shares at the time of issuance of such Preferred Shares, and (3) only to acquire the number of Common Shares that (together with any other Preferred Shares to be issued in any related transaction), at the time of issuance of such Preferred Shares, would represent not more than 20% of the sum of the total number of Common Shares outstanding at the time of issuance of such Preferred Shares plus the number of Common Shares that would be issued upon exercise in full of such conversion, exchange or acquisition rights of such Preferred Shares;

                  (b) the Preferred Shares are not entitled to participate in dividends or distributions with the Common Shares or to dividends or distributions based on earnings or other results of operations of the Company (except insofar as earnings or results of operations may affect the amount legally available for the payment of dividends);

                  (c) the Preferred Shares and are not entitled to vote in the election of directors or vote on or consent to any other matter, except to vote on or consent to the election of not more than two directors in the event of an arrearage in the payment of preferred dividends thereon for a period of not less than 180 days and to vote on or consent to any amendment to the articles of incorporation of the Corporation that would adversely affect the rights, powers or privileges of such Preferred Shares or a merger, consolidation or other similar corporate transaction that would have the effect of leaving the Preferred Shares outstanding and amending the rights, powers or privileges of such Preferred Shares as established by the articles of incorporation of the Corporation in a way that would adversely affect such rights, powers or privileges, and


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




                  (d) the Preferred Shares do not have, in the good faith judgment of the Board of Directors approved by the affirmative vote of three-fourths of the members of the Board of Directors based on the advice of a nationally recognized investment banking firm and after consultation with the Settlement Trust, other rights, powers or privileges which are not customary for publicly-offered, investment-grade preferred shares.

         (viii) Any amendment or repeal of the bylaws of the Corporation by the Board of Directors permitted by Article Eighth (B) hereof, and any change in the number of members of the Board of Directors permitted by Article Sixth (A) hereof to be made by the Board of Directors as provided pursuant to the bylaws of the Corporation, shall require the affirmative vote of at least 75% of the Board of Directors (assuming no vacancy on the Board of Directors); provided, however, that, without the prior written consent of the Settlement Trust, the Board may not increase the number of members of the Board of Directors to be more than nine at any time when the holders of Preferred Shares (of one or more series) are permitted to elect one or more directors.

         (ix) Any amendment of the articles of incorporation of the Corporation, other than an amendment permitted without a vote of the shareholders in accordance with Article Fifth (B) hereof, and any action by the Board of Directors of the Corporation to establish or issue any series of Preferred Shares as permitted by Article Fifth (B) hereof shall require the affirmative vote of at least 75% of the Board of Directors (assuming no vacancy on the Board of Directors).

         SEVENTH: Amendment of Articles of Incorporation: The articles of incorporation of the Corporation may be amended, modified or repealed and new provisions adopted as permitted by law, except that the provisions of Articles Sixth (A), (B), (F), (G) and (H) and this Article Seventh of these Amended and Restated Articles of Incorporation may be amended, modified or repealed, and any inconsistent provision may be adopted, only with the affirmative vote or written consent, as permitted by law, of the holders of 80% of the Common Shares.

         EIGHTH:  Effective Time; Bylaws.

         (A) These Amended and Restated Articles of Incorporation shall become effective immediately upon filing with the Office of the Secretary of State of the Commonwealth of Pennsylvania on October 2, 2006.

         (B) The bylaws of the Corporation adopted by the sole shareholder of the Corporation before the effective time of these Amended and Restated Articles of Incorporation and by their terms effective upon the effectiveness hereof shall be the bylaws of the Corporation commencing on the effectiveness hereof and may thereafter be amended, to the extent provided by such bylaws, by the shareholders or (to the fullest extent permitted by law, including, without limitation, with respect to the matters referred to in section 1504(b) of the
PBCL) by the Board of Directors (subject, however, to the power of the shareholders to adopt, amend and repeal bylaws).



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